Exhibit 99.1

PRESS RELEASE September 28, 2022

5E ADVANCED MATERIALS REPORTS FULL YEAR 2022 RESULTS

HIGHLIGHTS

•	Major milestones achieved:

•	Critical Infrastructure designation by the U.S. government

•	Letters of Intent with Corning Inc. and Borman Specialty Materials

•	Enhanced project scope to increase boron capacity and include lithium

•	Successful Nasdaq listing supported by BofA Securities as capital markets advisor

•	Equity research initiations

•	Large Institutional investment by Bluescape Energy Partners

•	University partnerships established to develop novel advanced materials IP and technology

•	Customer activities accelerating with positive market outlook for boron and lithium

•	Small-Scale Boron Facility (“SSBF”) progresses on-schedule towards target mechanical completion in CQ4 2022

•	Balance sheet strengthened with $68 million in available cash as of August 26, 2022

5E Advanced Materials, Inc. (Nasdaq: FEAM) (ASX: 5EA) (“5E” or the “Company”), a boron and lithium company with U.S. government Critical Infrastructure designation for its 5E Boron Americas (Fort Cady) Complex, today announced its financial results for the fiscal year end 2022.

Corporate Strategy

5E and boron sit at the convergence of three global mega-trends: decarbonization, food security, and domestic supply of critical materials. The Company is positioned strategically to benefit from the expected surge in demand for boron and lithium as a result of high-growth decarbonization technologies which commonly utilize these advanced materials as key inputs, the recognition of boron’s importance to keep the world fed as an essential micronutrient required by crops, and the move to reduce reliance on foreign sourcing and processing in a critical supply chain.

Given existing geological limitations, there are few major known boron projects globally. 5E possesses the largest, and only substantially permitted, of these six projects. The 5E Boron Americas (Fort Cady) Complex in Southern California, which hosts the largest known new conventional source of boron in the world, is designated as Critical Infrastructure by the U.S. government.

With approximately 85% of global supply coming from two commodity miners, 5E is well positioned to execute its corporate strategy of becoming a high-margin, high-value, vertically integrated producer of boron and lithium specialty and advanced materials. With this strategy, the Company will be positioned to take advantage of its boron and lithium supply and potentially favorable cost position, particularly in the highly fragmented downstream boron market with few vertically integrated suppliers.

In May 2022, 5E announced plans to expand the production capacity of its large-scale complex to 500,000 tons per year of boric acid. The Company also announced its goal to sell boron advanced materials to take advantage of higher pricing, operational synergies, and the currently fragmented market. The global advanced materials supply chain is at risk of disruption, with an over-reliance on Turkey and China for sourcing and processing, respectively. The U.S. government, as well as certain of 5E’s customers, has also sought to domesticate the boron supply chain, which aligns with 5E’s strategy to create a vertically integrated U.S. based complex. 5E also announced potential lithium carbonate production of several thousand tons per year upon completion of the large-scale complex, which could make 5E one of the largest producers of lithium in the U.S.

Customer and Strategic Partnerships

As part of the commercialization plans, 5E has dedicated resources to secure strategic collaboration agreements with customers that could include offtake and financing support linked to the supply of boric acid, boron advanced materials, and lithium carbonate. During the fiscal year, the Company signed non-binding letters of intent with Corning Incorporated and Borman Specialty Materials.

Corning Inc. is a Fortune 300 company and one of the largest technical glass manufacturers in the world. Under the letter of intent, 5E would supply boron specialty materials while collaborating with Corning to develop and supply boron advanced materials. Borman is a U.S. producer of boron and other advanced materials that supply future facing global markets within the semiconductor, life sciences, aerospace, military, and automotive industries. Under the letter of intent, 5E would supply Borman with boric acid and boron advanced materials. The Company is also advancing discussions with other customers who are also interested in ensuring domestic supply of boron and lithium.

The Company executed research agreements with leading academic institutions Georgetown University (“Georgetown”) and Boston College. Both research agreements position 5E to potentially develop intellectual property and commercialization pathways within downstream boron-based decarbonization applications. 5E’s research agreement with Georgetown aims to enhance the performance of permanent magnets by increasing the use of boron. The Company’s research agreement with Boston College intends to advance boron-based materials within solar energy systems. Solar energy is expected to play an important role in serving the increased demand for a carbon-neutral global economy and the agreement has the potential to create boron-based materials that serve the accelerating, future-facing solar marketplace.

5E Boron Americas (Fort Cady) Complex

The SSBF is expected to serve as a foundation for the design of the large-scale complex and to support potential cost optimization and value engineering. The SSBF is also an essential step for the Company to deliver product to potential customers and to progress downstream boron advanced materials capabilities. The Company has made substantial progress on the SSBF this year after completing detailed engineering, procuring and receiving long-lead item equipment, increasing staffing, completing four supply wells, assigning the construction contract to Matrix Service, and breaking ground on construction. Importantly, there have been no lost time injuries for any 5E sites during the year, as the Company continues to prioritize the safety and well-being of personnel.

The SSBF is on schedule for mechanical completion in CQ4 2022 and first production in early 2023. With a target production of 2,000 tons per year of boric acid, the SSBF provides considerable optionality for the Company to continue delivering on its corporate strategy.

Engineering, design, and construction for the large-scale complex is targeted to occur after operations of the SSBF with mechanical completion in 2025. Initial production capacity of the large-scale complex is targeted at 250,000 tons per year of boric acid and several thousand tons per year of lithium carbonate. Capacity is later targeted to increase to 500,000 tons per year of boric acid and several thousand tons per year of lithium carbonate with incremental capacity expansions.

Photos of Construction at the 5E Boron Americas (Fort Cady) Complex

Marketing Initiatives

In December 2021, the Company announced the engagement of Bank of America as capital markets advisor and the fiscal year-end culminated with the Company’s inclusion in the Russell 2000®, 3000®, and Microcap® indices, the MSCI Global Small Cap Australia index, and, most recently, the ASX 300 index. Inclusions in these major indices has placed the Company’s securities in the portfolios of some of the world’s largest global asset management firms. The Company continues to pursue further index inclusions to increase investor awareness and demand for 5E securities. The Company has participated in several investor conferences, including the Baird 2022 Vehicle Technology & Mobility Conference, Canaccord Genuity 42nd Annual Growth Conference, and the Credit Suisse 35th Annual Specialties and Basics Conference.

The Company continues to increase its marketing efforts, recently launching a new investor presentation that highlights the significance of boron and lithium in enabling three global mega trends: decarbonization, food security, and onshoring critical materials. The Company also hired a Chief Marketing Officer and a Marketing Manager to further promote 5E and boron to investors and other stakeholders. Over the coming months, 5E plans to launch extensive marketing campaigns that includes in-person and virtual investor presentations, social media outreach, and print and video press. The Company will also participate in several other investor conferences and host site tours of its 5E Boron Americas (Fort Cady) Complex.

Boron remains a relatively unknown material to the investment community despite its use in everyday and future facing applications. As such, adding resources to educate and mainstream boron could unlock value for shareholders as the Company is focused on becoming a global leader in the material.

Corporate Activities

5E’s team in California and Texas continues to grow with several new hires across operations, administration, marketing and finance, including a VP of Operations with more than 19 years of experience at Albemarle Corporation that spans across multiple disciplines including process design, purchasing, M&A, and general management. The Company also hired a Chief Accounting Officer with more than 29 years of accounting experience at PricewaterhouseCoopers and natural resources companies. As of fiscal year-end, the majority of administrative and operational personnel have transitioned to the U.S. after a successful reorganization and U.S. listing on Nasdaq in March 2022. Local hiring in California is expected to increase as the Company works towards completion of the SSBF and scaling of the business.

In light of the recent Presidential Executive Orders and U.S. government initiatives to onshore and secure production of critical materials, the Company has increased its government affairs effort by engaging a specialized management consulting firm in May 2022 to pursue federal, state, and local funding opportunities. In February 2022, the Integrated Boron Facility successfully received Critical Infrastructure designation by the U.S. Department of Homeland Security, validating the domestic security pillar of the three global mega-trends.

5E continues to advance its efforts around environmental, social, and governance (“ESG”), and has been working with a North American sustainability consulting firm to bolster our ESG and sustainability strategy and future reporting framework.

Photos of 5E’s Nasdaq listing

Full Year FY2022 Financial Highlights

As of year-end, the Company maintained a cash balance of $31.0 million and working capital of $23.6 million. Construction in progress balance was $25.6 million, compared to $12.7 million in the prior year as the Company continues construction of the SSBF. Project expenses increased 119% year-over-year given increased construction preparation for the SSBF. General and administrative expenses increased by $43.0 million year-over-year, primarily due to $37.7 million of non-cash stock-based compensation, which includes $31.0 million of stock issued as payment for non-recurring consulting fees under the Company’s Advisory Agreement with Blue Horizon Advisors, LLC (“BHA”), and $5.6 million of non-recurring costs associated with the Company’s reorganization and subsequent listing of shares on Nasdaq. Research and development expenses increased year-over-year as the Company progressed its advanced materials strategy and depreciation and amortization expenses increased as the Company began placing assets into service.

	FOR THE YEAR-ENDED JUNE 30 (in thousands)
	2022	2021
Operating expenses:
Project expenses	$12,853	$5,966
General and administrative(1)	54,733	11,637
Research and development	133	—
Depreciation and amortization expense	112	31

Total operating expenses	67,831	17,634

Income (loss) from operations	(67,831)	(17,634)

Non-operating income (expense)
Other income	65	45
Interest income	3	9
Interest expense	(6)	(5)
Net foreign exchange gain (loss)	1,056	(1,668)

Total non-operating income (expense)	1,118	(1,619)

Net income (loss)	(66,713)	(19,253)
Comprehensive income (loss):
Reporting currency translation	(1,417)	1,916

Comprehensive income (loss)	$(68,130)	$(17,337)

Net loss per common share – basic and diluted	$(1.63)	$(0.56)

Weighted average common shares outstanding — basic and diluted	40,807	34,175

(1)	Includes $37.7 and $6.4 million in non-cash share based compensation for the periods ended June 30, 2022 and 2021, respectively.

Bluescape Investment

On August 11, 2022, after fiscal year-end, the Company secured a $60 million private placement with Bluescape. Bluescape, a U.S. strategic financial partner with experience and relationships within the power and resources sectors, its U.S. shareholder base, and the U.S. federal government, represents a cornerstone investor for 5E. The private placement includes senior secured convertible notes due 2027 (“the Notes”), which are convertible into shares of the Company’s common stock. The Notes were funded on August 26, 2022, resulting in an available cash balance at closing of $68.4 million.

Commenting on Full Year 2022 Results, 5E President and CEO, Mr. Henri Tausch, said:

“I am pleased by the efforts of our team and milestones achieved over the fiscal year. We successfully transitioned the team and Company to the U.S., listed on Nasdaq, gained Critical Infrastructure designation, enhanced the project’s scope, and broke ground on the SSBF. We also signed a research agreement with Georgetown University and LOIs with potential future customers, including Corning Inc., a Fortune 300 company and one of the largest technical glass manufacturers in the world.

As we enter a new fiscal year, I am excited for catalysts to come. We target completion of our SSBF in CQ4 2022, additional commercial LOIs and contracts, and increased stakeholder engagement and awareness. Boron prices and fundamentals remain favorable, and we are in a strong financial position to execute after closing the private placement with Bluescape in August.”

About 5E Advanced Materials, Inc.

5E Advanced Materials, Inc. (Nasdaq: FEAM) (ASX: 5EA) is focused on becoming a vertically integrated global leader and supplier of boron specialty and advanced materials, complemented by lithium co-product production. The Company’s mission is to become a supplier of these critical materials to industries addressing global decarbonization, food and domestic security. Boron and lithium products will target applications in the fields of electric transportation, clean energy infrastructure, such as solar and wind power, fertilizers, and domestic security. The business strategy and objectives are to develop capabilities ranging from upstream extraction and product sales of boric acid, lithium carbonate and potentially other co-products, to downstream boron advanced material processing and development. The business is based on our large domestic boron and lithium resource, which is located in Southern California and designated as Critical Infrastructure by the Department of Homeland Security’s Cybersecurity and Infrastructure Security Agency.

Forward Looking Statements and Disclosures

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical fact included in this press release regarding our business strategy, plans, goal, and objectives are forward-looking statements. When used in this press release, the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “budget,” “target,” “aim,” “strategy,” “estimate,” “plan,” “guidance,” “outlook,” “intent,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on 5E’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the extraction of the critical materials we intend to produce and advanced materials production and development. These risks include, but are not limited to: our limited operating history in the borates and lithium industries and no revenue from our proposed extraction operations at our properties; our need for substantial additional financing to execute our business plan and our ability to access capital and the financial markets; our status as an exploration stage company dependant on a single project with no known Regulation S-K 1300 mineral reserves and the inherent uncertainty in estimates of mineral resources; our lack of history in mineral production and the significant risks associated with achieving our business strategies, including our downstream processing ambitions; our incurrence of significant net operating losses to date and plans to incur continued losses for the foreseeable future; risks and uncertainties relating to the development of the Fort Cady project, including our ability to timely and successfully complete our Small Scale Boron Facility; and other risks. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. No representation or warranty (express or implied) is made as to, and no reliance should be place on, any information, including projections, estimates, targets, and opinions contained herein, and no liability whatsoever is accepted as to any errors, omissions, or misstatements contained herein. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as to the date of this press release.

For additional information regarding these various factors, you should carefully review the risk factors and other disclosures in the Company’s amended Form 10 filed with the U.S. Securities and Exchange Commission on March 7, 2022, and its Form 10-Q filed with the SEC on May 12, 2022, as well as the latest risk factors described in the Form 8-K filed on August 11, 2022. Additional risks are also disclosed by 5E in its filings with the Securities and Exchange Commission, as well as its filing under the Australian Securities Exchange, throughout the year, including its Form 10-K, Form 10-Qs and Form 8-Ks, as well as in its filings under the Australian Securities Exchange. Any forward-looking statements are given only as of the date hereof. Except as required by law, 5E expressly disclaims any obligation to update or revise any such forward-looking statements. Additionally, 5E undertakes no obligation to comment on third party analyses or statements regarding 5E’s actual or expected financial or operating results or its securities.

Authorized for release by: Henri Tausch, President and Chief Executive Officer

For further information contact:

Chance Pipitone Investor Relations cpipitone@5eadvancedmaterials.com Ph: +1 (346) 433-8912	J.T. Starzecki Chief Marketing Officer jstarzecki@5eadvancedmaterials.com Ph: +1 (612) 719-5076	Chris Sullivan Media chris@macmillancom.com Ph: +1 (917) 902-0617